UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 30, 2013, MEMC Electronic Materials, Inc. filed with the Delaware Secretary of State's Office a Certificate of Amendment to the Company's Restated Certificate of Incorporation, as amended, to effectuate a change of the Company's name to SunEdison, Inc. (the “Company”) after approval of such amendment by the Company's stockholders at the Company's annual meeting of stockholders held on May 30, 2013. Subsequently on May 30, 2013, the Company filed with the Delaware Secretary of State's Office an Amended and Restated Certificate of Incorporation which effectuated amendments also approved by the stockholders on May 30, 2013 to declassify the Board of Directors. Both proposals were disclosed in the Company's 2013 proxy statement filed with the Securities and Exchange Commission. Both the Certificate of Amendment and the Amended and Restated Certificate of Incorporation were effective on May 30, 2013. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference, and a copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.2 and incorporated herein by reference.
In connection with these changes to the Company's certificate of incorporation, the Board of Directors amended and restated the Company's Bylaws. The only changes in the Amended and Restated Bylaws are: (1) change of the Company's name to SunEdison, Inc.; and (2) provisions to reflect the new board declassification provisions of the Amended and Restated Certificate of Incorporation.
Previously, the Bylaws contemplated a classified board, as required under the Company's Certificate of Incorporation. The Board was to be divided into three classes, each class consisting as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and members of each class were to be elected to serve for staggered three-year terms. As changed by the declassification amendment to the Certificate of Incorporation (and now reflected in the Amended and Restated Bylaws), commencing with the class of directors standing for election at the 2014 annual meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. Beginning with the 2016 annual meeting of stockholders, all directors will stand for election for one-year terms. The amendments did not shorten the term of any director; the directors who have been elected to three-year terms prior to the effectiveness of the amendments (including those directors in Class III elected at the 2013 annual meeting of stockholders) will hold office until the end of their three-year terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the Board of Directors to fill a vacancy or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.
A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits Item

Number	Item
3.1	Certificate of Amendment of Restated Certificate of Incorporation of MEMC Electronic Materials, Inc., as filed with the Secretary of State of the State of Delaware on May 30, 2013
3.2	Amended and Restated Certificate of Incorporation of SunEdison, Inc., as filed with the Secretary of State of the State of Delaware on May 30, 2013
3.3	Amended and Restated Bylaws, effective May 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	June 5, 2013	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Number	Item
3.1	Certificate of Amendment of Restated Certificate of Incorporation of MEMC Electronic Materials, Inc., as filed with the Secretary of State of the State of Delaware on May 30, 2013
3.2	Amended and Restated Certificate of Incorporation of SunEdison, Inc., as filed with the Secretary of State of the State of Delaware on May 30, 2013
3.3	Amended and Restated Bylaws, effective May 30, 2013